                                                                 REC'D & FILED
                                                                 SUPERIOR COURT
                                                                 OF NEW JERSEY
                                                                 MAY 28, 1998


PITNEY, HARDIN, KIPP & SZUCH
(MAIL TO) P O BOX 1945, MORRISTOWN, N.J. 07962-1945
(DELIVERY TO) 200 CAMPUS DRIVE, FLORHAM PARK, N.J. 07932-0950
(973) 966-6300

ATTORNEYS FOR Plaintiff Gold & Appel Transfer, S.A.

                                             SUPERIOR COURT OF NEW JERSEY
                                             CHANCERY DIVISION-PASSAIC COUNTY
                                             DOCKET NO. PAS-C49-98

GOLD & APPEL TRANSFER, S.A., a           :
British Virgin Islands
corporation,                             :              Civil Action
Plaintiff,
                                         :           AMENDED COMPLAINT
v.
                                         :
TOTAL-TEL USA COMMUNICATIONS,
INC., a New Jersey                       :
corporation,
                                         :

    Defendant.

         Plaintiff Gold & Appel Transfer, S.A., having its principal place of business at Omar Hodge Building, Wickhams Cay, Road Town, Tortula, British Virgin Islands, by way of Amended Complaint against defendant, says:

                     GENERAL FACTS APPLICABLE TO ALL COUNTS

NATURE OF THE ACTION

         1. Plaintiff Gold & Appel Transfer, S.A. ("Gold & Appel") brings this action to prevent Total-Tel USA Communications, Inc. ("Total-Tel") from implementing a strategy designed to entrench Total-Tel's management and "freeze out" Gold & Appel, including Total-Tel's adoption on Apri1 1, 1998 of a
"poison pill" plan and its adoption, on April 7, 1998, of certain amendments to its corporate by-laws to thwart any efforts by Gold & Appel to nominate persons for election to the Board of Directors or to acquire additional shares of Total-Tel.

THE PARTIES

         1. Plaintiff Gold & Appel Transfer, S.A. ("Gold & Appel") is a corporation organized under the laws of the British Virgin Islands with its principal place of business located in the Omar Hodge Building, Wickhams Cay, Road Town, Tortula, British Virgin Islands.

         2. Gold & Appel is in the principal business of making capital venture investments.

         3. Defendant Total-Tel is a corporation organized under the laws of the State of New Jersey, having its principal place of business at Overlook at Great Notch, 150 Clove Road, Little Falls, Passaic County, New Jersey 07424.

         4. Total-Tel is in the business of providing long distance telephone services and its shares are publicly traded over the NASDAQ National exchange.

         5. Gold & Appel is a shareholder of Total-Tel and holds in excess of 25% of the issued and outstanding stock of Total-Tel.

TOTAL-TEL'S REFUSAL TO PROVIDE ACCESS TO INFORMATION

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         1. On or about March 11, 1998, in accordance with its rights under
Section 14A:5-28(3) of the New Jersey Business Corporations Act, Gold & Appel made a written demand to examine Total-Tel's minutes of the proceedings of its shareholders, record of shareholders and other information required to be maintained by Total-Tel pursuant to N.J.S.A. 14A:5-28(1), and to make extracts therefrom.

         2. As of March 20, 1998, Gold & Appel had not received a response to the demand letter referred to in the preceding paragraph and, by letter dated March 20, 1998, Gold & Appel made a second written request to examine Total-Tel's minutes.

         3. On or about March 23, 1998, Gold & Appel received a letter from Total-Tel, dated March 12, 1998, in which Total-Tel stated that it would make its shareholder minutes available to Gold & Appel and stated further that, prior to permitting inspection of the shareholder records, Total-Tel would require written advice as to the purpose of Gold & Appel's proposed examination of the shareholder records.

         4. By letter dated March 23, 1998, Total-Tel purported to respond in writing to Gold & Appel's demand letter of March 23, 1998, simply enclosing and referring its prior letter to Gold & Appel dated as of March 12.

         5. On or about March 30, 1998, Gold & Appel advised Total-Tel in writing of the purpose for its demand for Total-Tel's shareholder list; namely, Gold & Appel sought to evaluate its current ownership position in Total-Tel and to consider increasing its ownership in Total-Tel.

         6. By letter dated April 6, 1998, Total-Tel advised that it refused to provide Gold & Appel with the information it demanded, stating that "Total-Tel is not obligated to provide such information to Gold & Appel Transfer, S.A. at this time." Total-Tel provided no explanation for its failure to comply with its statutory obligations.

TOTAL-TEL'S ENTRENCHMENT AND FREEZE OUT OF GOLD & APPEL

         1. Since the time of Gold & Appel's initial demand for information from Total-Tel, and in particular since Gold & Appel advised Total-Tel of its purpose for demanding the information, Total-Tel has undertaken a course of conduct with the intent of entrenching Total-Tel's management and "freezing out" Gold & Appel.

         2. On March 31, 1998, Total-Tel adopted a Shareholders' Rights Plan (the "Poison Pill"), which is purportedly designed to prevent coercive or unfair takeover tactics. Under the Poison Pill, each existing shareholder is scheduled to receive a dividend of one common share purchase right for each outstanding share of common stock. This dividend was supposed to be payable on April 13, 1998, and is to be distributed upon the occurrence of certain triggering events. Events which would trigger the Poison Pill include any nonpublic proxy solicitation by Gold & Appel.

         3. In addition, the Poison Pill precludes shareholders from acquiring more than 20% of Total-Tel's stock without the consent of the Board of Directors. As a holder of more than 20% of Total-Tel's shares, Gold & Appel is specifically precluded from purchasing additional shares without triggering a substantial dilution of the value of Gold & Appel's shares.

         4. The Poison Pill does not apply in the same way to other substantial holders of shares in Total-Tel, including the Feldmans, who are also part of the management of Total-Tel.

         5. Specifically, the Poison Pill contains a provision that allows Solomon Feldman and Warren Feldman, two of Total-Tel's directors, to acquire additional shares through an employee benefit plan, including through the issuance of options, without triggering the Poison Pill.

         6. The Poison Pill was adopted in response to Gold & Appel's requests for information from Total-Tel and for the purpose of preventing Gold & Appel from increasing its holding in Total-Tel.

         7. On or about April 7, 1998, Total-Tel amended its corporate by-laws (the "Amended By-laws"). In the Amended By-laws, Total-Tel deleted an existing provision, in effect since 1959, which granted a 25% shareholder an absolute right to call a special shareholders' meeting. In addition, Total-Tel's Amended By-laws added onerous reporting requirements for nominations to the Board of Directors.

         8. Total-Tel implemented the aforesaid amendments to its corporate by-laws for the purpose of preventing Gold & Appel from exercising its shareholder rights.

         9. Total-Tel's conduct in connection with its adoption of the "Poison Pill," and the amendment of its corporate by-laws, was undertaken with an intent to entrench Total-Tel's management and its control of Total-Tel.

         10. Total-Tel's conduct in connection with its adoption of the "Poison Pill," and the amendment of its corporate by-laws, was undertaken with an intent to "freeze out" Gold & Appel.

         11. Total-Tel's conduct in connection with its adoption of the "Poison Pill," and the amendment of its corporate by-laws, was undertaken with an intent to prevent Gold & Appel from purchasing additional shares of Total-Tel and nominating persons to be elected as directors of Total-Tel.

         12. Total-Tel's conduct in connection with its adoption of the "Poison Pill," and the amendment of its corporate by-laws, was undertaken with knowledge that it would be prejudicial to the interests of Gold & Appel as a shareholder of Total-Tel.

         13. Total-Tel's conduct in connection with its adoption of the "Poison Pill," and the amendment of its corporate by-laws, was undertaken with knowledge that it would cause harm to Gold & Appel.

         14. At a hearing on April 13, 1998, the Court ordered Total-Tel to immediately provide Gold & Appel with the records of shareholders, including a list of non-objecting beneficial owners.

         15. As of May 27, 1998, Gold & Appel has not received a complete and accurate list of Total-Tel shareholders, which identifies all of Total-Tel's beneficial owners.

                                  FIRST COUNT
                              (INJUNCTIVE RELIEF)

         1. Gold & Appel repeats and makes a part hereof the allegations contained in paragraphs 1 through 27.

         2. The aforesaid conduct of Total-Tel in connection with its adoption of the "Poison Pill," and the amendment of its corporate by-laws, unlawfully discriminates against Gold & Appel, as a holder of more than 20% of the stock of Total-Tel.

         3. The aforesaid conduct of Total-Tel in connection with its adoption of the "Poison Pill," and the amendment of its corporate by-laws, was undertaken with an intent to improperly prevent Gold & Appel from communicating with other shareholders and doing other things it has a right to do, including purchasing additional shares of Total-Tel.

         4. The aforesaid conduct of Total-Tel in connection with its adoption of the "Poison Pill," and the amendment of its corporate by-laws, was implemented for no proper business purpose.

         5. The aforesaid conduct of Total-Tel in connection with its adoption of the "Poison Pill," and the amendment of its corporate by-laws, were undertaken with the intent of preventing Gold & Appel from exercising its rights as shareholder.

         6. The aforesaid conduct of Total-Tel in adopting the "Poison Pill" and the Amended By-laws is causing irreparable harm to Gold & Appel.

         7. The harm to Gold & Appel outweighs the harm, if any, to Total-Tel.

         WHEREFORE, plaintiff Gold & Appel Transfer, S.A. demands judgment in its favor and against Defendant Total-Tel USA Communications, Inc., permanently enjoining Total-Tel from taking any actions in connection with the Poison Pill and enjoining Total-Tel from implementing the changes to its corporate by-laws that were adopted an April 7, 1998; and granting such other and further relief as is just and proper.

                                  SECOND COUNT
                             (DECLARATORY JUDGMENT)

         1. Gold & Appel repeats and makes a part hereof the allegations contained in paragraphs 1 through 34.

         2. The Poison Pill was adopted in direct response to Gold & Appel's written demand for access to Total-Tel's minutes of proceedings and shareholder records.

         3. On April 7, 1997, after Gold & Appel's written demand for access to Total-Tel's minutes of proceedings and shareholder records, Total-Tel's Board of Directors amended the corporate by-laws in ways that are prejudicial to Gold & Appel's shareholder rights.

         4. Total-Tel's amendments to its corporate by-laws, on or about April 7, 1997, were adopted in direct response to Gold & Appel's written demand for access to Total-Tel's minutes of proceedings and shareholder records.

         5. Total-Tel's Board of Directors adopted the Poison Pill, and amended the by-laws on April 7, 1998, for an improper purpose, to deprive Gold & Appel of its shareholder rights.

         6. Gold & Appel's purchase of Total-Tel shares did not pose any threat that justified the Board of Directors' adoption of the Poison Pill and the Amended By-laws.

         7. Total-Tel's directors did not and do not have a compelling justification for adopting the Poison Pill or for changing the corporate by-laws on April 7, 1998. Their adoption of the Poison Pill was in breach of New Jersey law and the fiduciary duties owed to Gold & Appel.

         WHEREFORE, plaintiff Gold & Appel Transfer, S.A. demands judgment in its favor and against Defendant Total-Tel USA Communications, Inc., declaring that the Poison Pill and the April 7, 1998 amendments to Total-Tel's corporate by-laws are illegal, null and void.


                                            PITNEY, HARDIN, KIPP
                                            & SZUCH Attorneys for
                                            Plaintiff GOLD &
                                            APPEL TRANSFER, S.A.

                                            By: /s/ Joseph Lunin
                                               ------------------------------
                                                JOSEPH LUNIN
                                                A Member of the Firm

                                            Of Counsel:

                                            SWIDLER & BERLIN, CHARTERED
                                            Michael J. Lichtenstein
                                            3000 K Street, N.W., Suite 300
                                            Washington, D.C.  20007-5116

DATED: May 28, 1998                         (202) 424-7500

                             CERTIFICATE OF SERVICE

         I hereby certify that on this date a true and correct copy of the within Amended Complaint was served upon all counsel of record, as follows:

                           Via Hand Delivery:
                           ------------------
                           William Wallach, Esq.
                           McCarter & English
                           4 Gateway Center
                           100 Mulberry Street
                           Newark, NJ  07102

                           Via Facsimile & Federal Express
                           -------------------------------
                           Bobby Burchfield, Esq.
                           Covington & Burling
                           1201 Pennsylvania Ave., N.W.
                           Washington, DC  20044-7566


                                            /s/ James F. Baxley
                                            --------------------------------
                                            JAMES F. BAXLEY
DATED: May 28, 1998

                                                                FILED
                                                            APRIL 13, 1998
                                                           AMOS C. SAUNDERS
                                                                JUDGE


PITNEY, HARDIN, KIPP & SZUCH
(MAIL TO) P.O. BOX 1945, MORRISTOWN, N J 07962-1945
(DELIVERY TO) 200 CAMPUS DRIVE, FLORHAM PARK, N J. 07932-0950
(973) 966-3000

ATTORNEYS FOR Plaintiff
Gold & Appel Transfer, S.A.

                                          SUPERIOR COURT OF NEW JERSEY
                                          CHANCERY DIVISION: PASSAIC COUNTY
                                          DOCKET NO.:  PAS-C49-98

GOLD & APPEL TRANSFER, S.A., a            :
British Virgin Islands
corporation,                              :              Civil Action

    Plaintiff,                            :

v.                                        :           ORDER TO SHOW CAUSE
                                                   WITH TEMPORARY RESTRAINTS
TOTAL-TEL USA COMMUNICATIONS,             :
INC., a New Jersey corporation,
                                          :
    Defendant.


         This matter having been brought before the Court on the application of Pitney, Hardin, Kipp & Szuch, attorneys for Gold & Appel Transfer, S.A. ("Gold & Appel"), for an Order requiring Total-Tel Communications, Inc. ("Total-Tel") to show cause why it should not be (1) required to provide Gold & Appel with access to its records of shareholders and other information required to be maintained and (2) enjoined from taking actions causing irreparable harm to Gold & Appel; and the Court having considered the Memorandum of Law submitted in support of the application; and good cause having been shown;

         IT IS on this 13th day of April, 1998,

         ORDERED that on the 30th day of April, 1998, at 9:00 in the forenoon, or as soon thereafter as counsel may be heard, Total-Tel shall show cause before the Honorable Amos C. Saunders, at the Passaic County Courthouse, Paterson, New Jersey, why an Order should not be entered as follows:

         1. Directing Total-Tel to immediately deliver to Gold & Appel at the offices of its counsel, Pitney, Hardin, Kipp & Szuch, Florham Park, N.J., its records of shareholders, including a list of non-objecting beneficial owners, and such list shall be provided in written form and on a magnetic computer disk. This relief was ordered on April 13, 1998 on the record; and

         2. Restraining and enjoining Total-Tel from taking any actions in connection with the Shareholders' Rights Plan (the "Poison Pill Plan") adopted on April 1, 1998, and restraining and enjoining Total-Tel from implementing the changes to its corporate by-laws that were adopted on April 7, 1998.

         IT IS FURTHER ORDER that, pending further Order of the Court, Total-Tel be and hereby is temporarily restrained from taking any actions in connection with the Shareholders' Rights Plan (the "Poison Pill Plan") adopted on April 1, 1998, and restraining and enjoining Total-Tel from implementing the changes to its corporate by-laws that were adopted on April 7, 1998;

         IT IS FURTHER ORDERED that a copy of this Order to Show Cause, together with all supporting papers and the Verified Complaint herein shall be served upon Total-Tel by Gold & Appel within two (2) days of the date hereof; and

         IT IS FURTHER ORDERED that Gold & Appel shall serve and file any additional memoranda and any further affidavits in support of its application for relief on or before April 23,

1998, Total-Tel shall serve and file any answering affidavits or memoranda in response to Gold & Appel's application on or before April 28th, 1998; and Gold & Appel shall serve and file any reply papers on or before April 29th, 1998.

         Each party is permitted Expedited Discovery on the issues raised in the Pleadings.

         IT IS FURTHER ORDERED that, pending further order of the Court, Plaintiff shall not purchase or acquire, directly or indirectly, any stock of Total-Tel.

                                            /s/ Amos C. Saunders
                                            -----------------------------------
                                            Judge, Superior Court of New Jersey

                                                                 FILED
                                                              JUNE 2, 1998
                                                            AMOS C. SAUNDERS
                                                                 JUDGE

MCCARTER & ENGLISH, LLP
FOUR GATEWAY CENTER
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102
(973) 622-4444

OF COUNSEL:
COVINGTON & BURLING
1201 PENNSYLVANIA AVENUE, N.W.
P.O. BOX 7566
WASHINGTON, DC 20044-7566
(202) 662-5350
ATTORNEYS FOR DEFENDANT
TOTAL-TEL USA COMMUNICATIONS, INC.

------------------------------------
                                         :    SUPERIOR COURT OF NEW JERSEY
GOLD & APPEL TRANSFER, S.A.,                  CHANCERY DIVISION-PASSAIC COUNTY
A British Virgin Islands corporation,    :    DOCKET NO. PAS-C49-98

     Plaintiff,                          :    Civil Action
v.
                                         :    ORDER OF MAY 20, 1998
TOTAL-TEL USA COMMUNICATIONS,                 COURT HEARING
INC., A New Jersey corporation,          :

     Defendant.                          :
------------------------------------


THIS MATTER having been opened to the Court by plaintiff Gold & Appel Transfer, S.A. ("Gold & Appel"), by and through its attorneys, Pitney, Hardin, Kipp & Szuch and Swidler & Berlin, upon notice to defendant Total-Tel USA Communications, Inc. ("Total-Tel"), by and through its attorneys, McCarter & English, for the entry of a preliminary injunction pursuant to

Rule 4:52-2, and the Court having considered the written submissions of the parties, the oral argument of counsel on May 20, 1998, the record in this matter, and for good cause appearing, It is on this 2nd day of June, 1998,

ORDERED that:

10. Gold & Appel's request to invalidate the actions by the Total-Tel Board of Directors in adopting a Shareholders' Rights Plan on March 31, 1998, and certain bylaw amendments on April 7, 1998, on the ground that two of Total-Tel's four directors were not shareholders at the time of their election, is DENIED.

11. Pending further Order of this Court, the parties shall maintain the status quo as follows:

         a. Total-Tel shall take no action to implement or enforce the Shareholders' Rights Plan adopted on March 31, 1998;

         b. Total-Tel shall take no action to implement or enforce the changes in its corporate bylaws adopted on April 7, 1998;

         c. Warren Feldman and Solomon Feldman shall not purchase or acquire, directly, or indirectly, any stock of Total-Tel other than to exercise options for stock held on April 1, 1998; and

         d. Gold & Appel and Walter Anderson shall not purchase or acquire, directly, or indirectly, any stock of Total-Tel other than to exercise options for such stock held on April 1, 1998.

         12. This Order supersedes all prior Orders by the Court.

         13. A copy of this Order shall be served upon counsel for Gold & Appel by Total-Tel's counsel within five days of receipt from the Court.

                                            /s/ Amos C. Saunders
                                            -----------------------------------
                                            Judge, Superior Court of New Jersey

                                      -2-